POST-EFFECTIVE AMENDMENT No. 2 TO DEPOSIT AGREEMENT




POST-EFFECTIVE AMENDMENT No. 2 (the "Amendment") dated as of March 30, 2004 to the Deposit Agreement dated as of February 27, 2002 as amended by a Post-Effective Amendment No. 1 dated April 4, 2002 (the "Deposit Agreement") by and among Aktieselskabet Dampskibsselskabet Torm (the "Company"), Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), an indirect wholly owned subsidiary of Deutsche Bank AG, as depositary (the "Depositary") and all Owners and Holders from time to time of American Depositary Receipts issued thereunder.

                                   WITNESSETH

WHEREAS, the Company and the Depositary entered onto the Depositary Agreement for the purposes set forth therein;

WHEREAS, the Company desires to provide for the deposit of Shares of the Company with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of Receipts evidencing American Depositary Shares representing the Shares so deposited;

WHEREAS, the Company and the Depositary desire to amend the terms of the Deposit Agreement and form of Receipts in accordance with Section 6.01 of the Depositary Agreement;

NOW, THEREFORE, the Company and the Depositary hereby amend the Receipts and the Deposit Agreement, effective as provided in Section 5.01 hereof, as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01. Definitions Generally Unless otherwise defined in this Amendment, capitalised terms which are used but not defined herein have the meanings set forth in the Deposit Agreement.

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                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

Section 2.1. All references in the Deposit Agreement to "Bankers Trust Company" shall be references to "Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)".

Section 2.2. All references in the Deposit Agreement to "4 Albany Street, New York, New York 10006, U.S.A." shall be references to "60 Wall Street, New York, New York 10005, U.S.A.".

Section 2.3. The second paragraph of Section 4.9 of the Deposit Agreement is hereby deleted in its entirety and replaced with the following new paragraph in lieu thereof:

     "Upon the written request of a Registered Holder of a Receipt on the ADS Record Date, received on or before the ADS Record Date, and upon the receipt of an opinion or opinions provided at the expense of the Company to the effect that the voting arrangement is valid and binding on Holders under Danish law and under the provisions of this Deposit Agreement, the Company's Articles of Association and the provisions of or governing the Deposited Securities, the Depositary shall endeavour, insofar as practicable and permitted under applicable law and under the provisions of this Deposit Agreement, the Company's Articles of Association and the provisions of or governing the Deposited Securities, to vote or cause to be voted the Shares and/or other Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions."

Section 2.4. The words "and/or other Deposited Securities" shall be inserted after "Shares" in the first line of the third paragraph of Section 4.9 of the Deposit Agreement and the following shall be added at the end of such paragraph:

     "and pending receipt of such an opinion, the first sentence of the final paragraph of this Section 4.9 shall apply to such Shares and/or other Deposited Securities."

Section 2.5. The final paragraph of Section 4.9 of the Deposit Agreement is hereby deleted in its entirety and replaced with the following new paragraph in lieu thereof:

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     "If no instructions are received by the Depositary from any Holder with respect to any of the Shares and/or other Deposited Securities represented by the American Depository Shares evidenced by such Holder's Receipt on or before the date established by the Depository for such purpose, such Shares and/or other Deposited Securities shall not be voted. The Depositary shall not be liable for any failure to carry out any instructions to vote any of the Shares and/or other Deposited Securities. Holders will have the right to attend shareholder meetings in accordance with the rules established by the Company, but will only have those voting rights with respect to the Shares and/or other Deposited Securities as are set out in this Section
     4.9. For the avoidance of doubt, Holders will not be entitled to vote in person at any such shareholder meeting."

                                   ARTICLE III

                          AMENDMENTS TO FORM OF RECEIPT

Section 3.1. All references in the Form of Receipt to "Bankers Trust Company" shall be references to "Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)".

Section 3.2. All references in the Form of Receipt to "4 Albany Street, New York, New York 10006, U.S.A." shall be references to "60 Wall Street, New York, New York 10005, U.S.A.".

Section 3.3. The second paragraph of paragraph (15) of the Form of Receipt is hereby deleted in its entirety and replaced with the following new paragraph in lieu thereof:

     "Upon the written request of a Registered Holder of a Receipt on the ADS Record Date, received on or before the ADS Record Date, and upon the receipt of an opinion or opinions provided at the expense of the Company to the effect that the voting arrangement is valid and binding on Holders under Danish law and under the provisions of the Deposit Agreement, the Company's Articles of Association and the provisions of or governing the Deposited Securities, the Depositary shall endeavour, insofar as practicable and permitted under applicable law and under the provisions of the Deposit Agreement, the Company's Articles of Association and the provisions of or governing the Deposited Securities, to vote or cause to be voted the Shares and/or other Deposited

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     Securities (in person or by proxy) represented by American Depositary
     Shares evidenced by such Receipt in accordance with such voting instructions."

Section 3.4. The words "and/or other Deposited Securities" shall be inserted after "Shares" in the first line of the third paragraph of paragraph 15 of the Form of Receipt and the following shall be added at the end of the such paragraph:

     "and pending receipt of such an opinion, the first sentence of the final paragraph of Section 4.9 of the Deposit Agreement shall apply to such Shares and/or other Deposited Securities."

Section 3.5. The final paragraph of paragraph (15) of the Form of Receipt is hereby deleted in its entirety and replaced with the following new paragraph in lieu thereof:

     "If no instructions are received by the Depositary from any Holder with respect to any of the Shares and/or other Deposited Securities represented by the American Depository Shares evidenced by such Holder's Receipt on or before the date established by the Depository for such purpose, such Shares and/or other Deposited Securities shall not be voted. The Depositary shall not be liable for any failure to carry out any instructions to vote any of the Shares and/or other Deposited Securities. Holders will have the right to attend shareholder meetings in accordance with the rules established by the Company, but will only have those voting rights with respect to the Shares and/or other Deposited Securities as are set out in Section 4.9 of the Deposit Agreement. For the avoidance of doubt, Holders will not be entitled to vote in person at any such shareholder meeting."

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties The Company and the Depositary mutually represented and warrant to each other and to the Holders, that:

(a) this Amendment, when executed and delivered by the Company and the Depositary, and the Deposit Agreement and all other documentation executed and delivered by the Company and the Depositary in connection therewith, will be and have been,

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     respectively, duly and validly authorised, executed and delivered by the
     Company and the Depositary, and constitute the legal, valid and binding obligations of the Company and the Depositary, enforceable against the Company and the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles; and

(b) all of the information provided by the Company and the Depositary to each other in connection with this Amendment is true, accurate and complete.

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.01. Effective Date This Amendment is dated as of the date set forth above and shall be effective as of the time of the effectiveness of the Post-Effective Amendment No. 2 to the Registration Statement on Form F-6 to be filed by the Depositary in connection with this Post-Effective Amendment No. 2 to Deposit Agreement (the "Effective Date"). From and after the Effective Date, all references in the Deposit Agreement and the Form of Receipt shall be deemed to be references to the Deposit Agreement and Form of Receipt as modified hereby.

Section 5.02. Outstanding Receipts Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the Receipts effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorised and directed to take any and all actions deemed necessary to effect the foregoing.

Section 5.03. Governing Law THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 5.04. Counterparts This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives hereunto duly authorised as of the date set forth above.

                           AKTIESELSKABET DAMPSKIBSSELSKABET TORM



                           By: /s/ Niels Erik Nielsen
                              -----------------------------
                           Name:   Niels Erik Nielsen
                           Title:  Chairman of the Board of Directors



                           By: /s/ Christian Frigast
                              -----------------------------
                           Name:   Christian Frigast
                           Title:  Deputy Chairman



                           DEUTSCHE BANK TRUST COMPANY AMERICAS


                           By: /s/ Jeff Margolick
                              -----------------------------
                           Name:   Jeff Margolick
                           Title:  Vice President

                           By: /s/ Clare Benson
                              -----------------------------
                           Name:   Clare Benson
                           Title:  Vice President

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